AMENDMENT TO EMPLOYMENT AGREEMENT dated as of September 13, 2006, between Berry Plastics Corporation, a Delaware corporation (the “Corporation”), and GLENN ADAM UNFRIED (the “Employee”).

WHEREAS, the Employee has entered into an employment agreement with the Corporation, dated as of September 15, 2006 (the “Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree to amend the Employment Agreement, effective as of as of and subject to the occurrence of the Closing Date (as defined in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2006, by and between BPC Holding Corporation, BPC Holding Acquisition Corp. and BPC Acquisition Corp.), as follows (the “Amendment”):

1.Term. Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following text:

“Subject to earlier termination as provided herein, the employment of the Employee hereunder shall commence on the September 20, 2006 and terminate on December 31, 2011. Such period of employment is hereinafter referred to as the "Employment Period.”

2. Retiree Plan. A new Section 8(c) is hereby inserted in the Employment Agreement and shall read as follows:

“Upon the termination of the Employee’s employment by reason of “retirement” (as defined in the Corporation’s Health and Welfare Plan for Early Retirees (the “Retiree Plan”)), the Employee (and his or her eligible spouse and dependents) shall be entitled to receive post-retirement medical insurance coverage pursuant to the terms of the Retiree Plan, for which the cost of premiums shall be paid by the Employee (or such spouse and/or dependents). In the event that the Retiree Plan is no longer in effect (or if otherwise necessary for tax and legal purposes), the Corporation shall make available equivalent coverage to the Employee (and such spouse and/or dependents) at substantially the same cost to the Employee (and such spouse and/or dependents) as would have been charged under the Retiree Plan as of the earlier of the date the Retiree Plan is terminated and the time of the Employee’s retirement (“Equivalent Retiree Coverage”); provided, however, that the Corporation may increase the premium charged to the Employee (and such spouse and/or dependents) based on the increase in cost, if any, to provide the Retiree Plan that may arise after the Employee’s retirement. The Corporation shall take all action necessary to ensure that the Equivalent Retiree Coverage, if any, shall be provided other than pursuant to the terms of a self-insured medical reimbursement plan that does not satisfy the requirements of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended.”

3. Former Section 8(c) of the Employment Agreement shall be re-numbered 8(d).

4. Restrictive Covenants. Clause (iii) of Section 10(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following text:

“(iii) induce or solicit individuals who are, or were at any time in the preceding twelve months, employees of the Corporation or any direct or indirect subsidiary or affiliate thereof to terminate their employment with the Corporation or any such direct or indirect subsidiary or affiliate or to engage in any Competing Business, or hire, or induce or solicit (or assist others to hire or induce or solicit) the hiring of, individuals then employed, or employed at any time in the preceding twelve months, by the Corporation or any subsidiary thereof, or”

5. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year first set forth above.

BERRY PLASTICS CORPORATION

_____________________________________
Name: Marcia C. Jochem
Title: Executive Vice President of Human  Resources

ACCEPTED:
The undersigned hereby acknowledges having read this Amendment and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

                                ______________________________________
                                Glenn Adam Unfried

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